Exhibit 4.4

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

StoneMor Partners L.P.,

Cornerstone Family Services of West Virginia Subsidiary, Inc.,

the Initial Guarantors party hereto

and

The Initial Purchasers Listed On Schedule B

Dated as of June 27, 2019

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 27, 2019, by and among StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), and Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (the “Co-Issuer,” together with the Partnership, the “Issuers”), the entities listed on Schedule A hereto (the “Initial Guarantors”), and the initial purchasers listed on Schedule B hereto (each, an “Initial Purchaser” and, collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Issuers’ 9.875% / 11.500% Senior Secured PIK Toggle Notes due 2024 (the “Notes”) fully and unconditionally guaranteed by the Initial Guarantors (the “Guarantee”) pursuant to the Indenture (as defined below).

This Agreement is made pursuant to the Indenture, dated as of June 27, 2019 (the “Indenture”), among the Issuers, the subsidiary guarantors party thereto, the Initial Purchasers and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent, (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of Transfer Restricted Notes, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Notes, the Issuers have agreed to provide the registration rights set forth in this Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5 hereof.

Advice: As defined in Section 6(c) hereof.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or in the place of payment are authorized or required by law to remain, or are in fact, closed.

Commission: The Securities and Exchange Commission.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuers to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Notes that were validly tendered by Holders thereof pursuant to the Exchange Offer.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Date: As defined in Section 3(a) hereto.

Exchange Offer: An offer registered under the Securities Act by the Issuers and the Guarantors pursuant to a Registration Statement pursuant to which the Issuers offer the Holders of all outstanding Transfer Restricted Notes the opportunity to exchange all such outstanding Transfer Restricted Notes held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Notes tendered in such exchange offer by such Holders with terms that are identical in all respects to the Transfer Restricted Notes (except that Exchange Notes will not contain terms with respect to the interest rate step up provision and the transfer restrictions).

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Notes: The 9.875% / 11.500% Senior Secured PIK Toggle Notes due 2024, of the same series under the Indenture as the Transfer Restricted Notes, to be issued to Holders in exchange for Transfer Restricted Notes pursuant to this Agreement.

FINRA: Financial Industry Regulatory Authority, Inc.

Freely Tradable: Means, with respect to a Note, a Note that at any time of determination (i) may be sold to the public in accordance with Rule 144 under the Securities Act (“Rule 144”) by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuers where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination), (ii) does not bear any restrictive legends relating to the Securities Act and (iii) bears an unrestricted CUSIP number.

Holders: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Indenture, dated as of June 27, 2019, by and among the Issuers, the subsidiary guarantors party thereto, the Trustee and the Initial Purchasers, pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Placement: The issuance and sale by the Issuers of the Notes to the Initial Purchasers pursuant to the Indenture.

Initial Guarantors: As defined in the preamble hereto.

Initial Purchasers: As defined in the preamble hereto.

Interest Payment Date: As defined in the Indenture and the Notes.

Notes: As defined in the preamble hereto.

Person: An individual, partnership, corporation, limited liability company, trust, unincorporated organization or other legal entity, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any Exchange Offer Registration Statement or Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Transfer Restricted Notes: The Notes; provided that the Notes shall cease to be Transfer Restricted Notes on the earliest to occur of (i) the date on which a Registration Statement with respect to such Notes has become effective under the Securities Act and such Notes have been exchanged or disposed of pursuant to such Registration Statement, (ii) the date on which such Notes cease to be outstanding or (iii) the date on which such Notes are Freely Tradable.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Notes. The securities entitled to the benefits of this Agreement are the Transfer Restricted Notes.

(b) Holders of Transfer Restricted Notes. A Person is deemed to be a holder of Transfer Restricted Notes (each, a “Holder”) whenever such Person owns Transfer Restricted Notes.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), or there are no Transfer Restricted Notes outstanding, the Issuers and the Initial Guarantors shall (i) cause to be filed with the Commission, a Registration Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, (ii) use their commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) promptly after the effectiveness of such Registration Statement, commence the Exchange Offer. The Issuers and the Initial Guarantors shall use their commercially reasonable efforts to cause to be filed a Registration Statement by April 15, 2020 (or if such day is not a Business Day, the next succeeding Business Day) and to Consummate the Exchange Offer not later than the 90th day after April 15, 2020 (or if such day is not a Business Day, the next succeeding Business Day) (the “Exchange Date”). The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted Notes and to permit resales of Transfer Restricted Notes held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Issuers and the Initial Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall use their commercially reasonable efforts to keep the Exchange Offer open for a period of not less than 20 Business Days (or longer if required by applicable securities laws) after the date notice of the Exchange Offer is mailed to the Holders. The Issuers shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Issuers shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated by the Exchange Date.

(c) The Issuers shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Transfer Restricted Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Notes acquired directly from the Issuers), may exchange such Transfer Restricted Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

The Issuers and the Initial Guarantors shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 90 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Issuers shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 90-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Issuers and the Initial Guarantors are not required to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated by the Exchange Date and the Notes are not all Freely Tradable at to such time, or (iii) prior to the Exchange Date with respect to any Holder of Transfer Restricted Notes such Holder notifies the Issuers that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Transfer Restricted Notes acquired directly from the Issuers or one of their affiliates, then, upon such Holder’s request, the Issuers and the Initial Guarantors shall

(x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to the 60th day after the date such obligation arises, provided that the Issuers shall not be required to file such Shelf Registration Statement any earlier than April 15, 2020 (or if such day is not a Business Day, the next succeeding Business Day) (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Notes the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission (or automatically become effective under the Securities Act) on or before the 45th day after the Shelf Filing Deadline (or if such 45th day is not a Business Day, the next succeeding Business Day).

Notwithstanding anything to the contrary in this Agreement, at any time, the Issuers may delay the filing of any Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 60 consecutive days or more than three (3) times during any calendar year (each, a “Shelf Suspension Period”), if the Board of Directors of the Partnership or a similar governing body of any parent company of the Partnership (each, a “Board”) determines reasonably and in good faith that the filing of any such Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of such Board, would be detrimental to the Partnership if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law. Any Shelf Suspension Period pursuant to this Section 4(a) shall begin on the date specified in a written notice given by the Issuers to the Holders and shall end on the date specified in a subsequent written notice given by the Issuers to the Holders.

Each of the Issuers and the Initial Guarantors shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and 6(c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Notes by the Holders of such Notes entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, from the date on which the Shelf Registration Statement is declared effective by the Commission until the expiration of the one-year period referred to in Rule 144 applicable to securities held by non-affiliates under the Securities Act (or shorter period that will terminate when all the Transfer Restricted Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are Freely Tradable). Notwithstanding anything to the contrary, the requirements to file a Shelf Registration Statement and to have such Shelf Registration Statement become effective and remain effective shall terminate at such time as all of the Notes are Freely Tradable.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Notes may include any of its Transfer Restricted Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, within 20 Business Days after receipt of a request therefor, such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

SECTION 5. Additional Interest. If (i) the Exchange Offer has not been Consummated by the Exchange Date, (ii) any Shelf Registration Statement, if required hereby, has not been declared effective by the Commission or (or has not automatically become effective) 45 days after the Shelf Filing Deadline, or (iii) any Registration Statement required by this Agreement has been declared effective (or has automatically become effective) but ceases to remain effective at any time at which it is required to be effective under this Agreement (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Issuers hereby agree that the interest rate borne by the Transfer Restricted Notes shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period (such increase, “Additional Interest”), but in no event shall such increase exceed 1.00% per annum. At the earlier of (i) the cure of all Registration Defaults relating to the particular Transfer Restricted Notes or (ii) the particular Transfer Restricted Notes having become Freely Tradable, the interest rate borne by the relevant Transfer Restricted Notes will be reduced to the original interest rate borne by such Transfer Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Notes shall again be increased pursuant to the foregoing provisions.

The additional interest set forth above shall be the exclusive monetary remedy available to Holders for each Registration Default. Notwithstanding anything to the contrary herein, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is continuing, (ii) a Holder that is not entitled to the benefits of the Shelf Registration as a result of failure to comply with Section 4(b) hereof shall not be entitled to Additional Interest with respect to any Registration Default that pertains to the Shelf Registration Statement and (iii) the Issuers shall not be obligated to pay Additional Interest provided in this Section 5 during a Shelf Suspension Period permitted by Section 4(a) hereof.

All obligations of the Issuers and the Initial Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Note at the time such security ceases to be a Transfer Restricted Note shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Issuers and the Initial Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Notes being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Issuers there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Issuers and the Initial Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Issuers and the Initial Guarantors to Consummate an Exchange Offer for such Transfer Restricted Notes. Each of the Issuers and the Initial Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Each of the Issuers and the Initial Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Issuers setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Notes shall furnish, upon the request of the Issuers, prior to the Consummation thereof, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Issuers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Notes shall otherwise cooperate in the Issuers’ preparations for the Exchange Offer. Each Holder will be required to acknowledge and agree that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Transfer Restricted Notes acquired by such Holder directly from the Issuers.

(b) Shelf Registration Statement. If required pursuant to Section 4(a), in connection with the Shelf Registration Statement, each of the Issuers and the Initial Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Notes being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Issuers and the Initial Guarantors will as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Notes in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Notes (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Notes by Broker-Dealers), each of the Issuers and the Initial Guarantors shall:

(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Initial Guarantors for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Notes during the period required by this Agreement, the Issuers shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or Section 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Notes covered by such Registration Statement have been sold or are Freely Tradable; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Notes under state securities or blue sky laws, each of the Issuers and the Initial Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to each of the Initial Purchasers or counsel thereto, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Issuers will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Notes covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus after the initial filing of any such Registration Statement, provide copies of such document to the Initial Purchasers or counsel thereto, each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the Issuers’ and the Initial Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

(vi) make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Issuers and the Initial Guarantors and cause the Issuers’ and the Initial Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any;

(vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Notes, information with respect to the principal amount of Transfer Restricted Notes being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Notes to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuers are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) cause the Transfer Restricted Notes covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

(ix) furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Issuers and the Initial Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Notes covered by the Prospectus or any amendment or supplement thereto;

(xi) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Notes pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Notes or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and in connection with any offering pursuant to a Shelf Registration Statement whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Issuers and the Initial Guarantors shall:

(A) furnish to the Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the date of the effectiveness of the Shelf Registration Statement, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer or, except with respect to the certificate of the Partnership, any other officer of each of the Issuers and the Initial Guarantors, confirming, as of the date thereof and to the extent applicable, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties made in any underwriting agreement or otherwise are true and correct with the same force and effect as though expressly made at and as of Exchange Date, (iii) the Issuers and the Initial Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Exchange Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission, and such other matters as such parties may reasonably request;

(2) an opinion, dated the date of the effectiveness of the Shelf Registration Statement, of counsel for the Issuers and the Initial Guarantors, covering such matters as such parties may reasonably request, and in any event including a customary statement substantially to the effect that such counsel has participated in conferences with officers and other representatives of the Issuers and the Initial Guarantors, representatives of the independent public accountants for the Issuers and the Initial Guarantors, representatives of the Initial Purchasers and the underwriter(s), if any, and counsel to the underwriter(s), if any, in connection with the preparation of such Shelf Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

(3) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Issuers’ independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers or any of the Initial Guarantors pursuant to this Section 6(c)(xi), if any.

If at any time, in connection with an offering pursuant to a Shelf Registration Statement, the representations and warranties of the Issuers and the Initial Guarantors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Issuers or the Initial Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii) prior to any public offering of Transfer Restricted Notes, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Notes under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Notes covered by the Shelf Registration Statement; provided, however, that neither the Issuers nor the Initial Guarantors shall be required to register or qualify as a foreign entity where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii) shall issue, upon the request of any Holder of Transfer Restricted Notes covered by the Shelf Registration Statement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes surrendered to the Issuers by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Transfer Restricted Notes held by such Holder shall be surrendered to the Issuers for cancellation;

(xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Notes to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Notes made by such Holders or underwriter(s);

(xv) use its commercially reasonable efforts to cause the Transfer Restricted Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Notes, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvii) provide a CUSIP number for all Notes not later than the effective date of the Registration Statement covering such Notes and provide the Trustee under the Indenture with printed certificates for such Notes which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Notes are eligible for deposit with the Depository Trust Company;

(xviii) cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;

(xix) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Notes are sold to underwriters in an Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Issuers’ first fiscal quarter commencing after the effective date of the Registration Statement;

(xx) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xxi) cause all Transfer Restricted Notes covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Issuers are then listed if requested by the Holders of a majority in aggregate principal amount of Transfer Restricted Notes or the managing underwriter(s), if any; and

(xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

Each Holder agrees by acquisition of a Transfer Restricted Note that, upon receipt of any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Notes pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Issuers, each Holder will deliver to the Issuers (at the Issuers’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Notes that was current at the time of receipt of such notice. In the event the Issuers shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or Section 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Issuers’ option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof other than during any Shelf Suspension Period.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Issuers’ and the Initial Guarantors’ performance of or compliance with this Agreement will be borne by the Issuers and the Initial Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” that may be required by the rules and regulations of the FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuers, the Initial Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Notes; (v) all application and filing fees in connection with listing the Exchange Notes on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Issuers and the Initial Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Issuers and the Initial Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuers or the Initial Guarantors.

(b) In connection with any Shelf Registration Statement required by this Agreement, the Issuers and the Initial Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Notes registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Davis Polk & Wardwell LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Notes for whose benefit such Shelf Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) The Issuers and the Initial Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses (A) are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Issuers by any of the Holders expressly for use therein or (B) arising from an offer or sale of Notes or Exchange Notes occurring during a Shelf Suspension Period or by a Holder or Participating Broker-Dealer to whom the Issuers theretofore provided notice thereof pursuant to Section 6(c)(iii)(D) hereof. This indemnity agreement shall be in addition to any liability which the Issuers or any of the Initial Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuers or the Initial Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Issuers and the Initial Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Issuers or the Initial Guarantors of its obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Issuers and the Initial Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Issuers and the Initial Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Issuers and the Initial Guarantors shall be liable for any settlement of any such action or proceeding effected with the Issuers’ and the Initial Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Issuers and the Initial Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Issuers and the Initial Guarantors. The Issuers and the Initial Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Transfer Restricted Notes agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Initial Guarantors and their respective directors, officers of the Issuers and the Initial Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuers or any of the Initial Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Issuers and the Initial Guarantors to each of the Indemnified Holders, but only with respect to claims and actions (A) based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or (B) arising from an offer or sale of Notes or Exchange Notes occurring during a Shelf Suspension Period or by a Holder or Participating Broker-Dealer to whom the Issuers theretofore provided notice thereof pursuant to Section 6(c)(iii)(D) hereof. In case any action or proceeding shall be brought against the Issuers, the Initial Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Notes, such Holder shall have the rights and duties given the Issuers and the Initial Guarantors, and the Issuers, the Initial Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Initial Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Issuers and the Initial Guarantors shall be deemed to be equal to the total gross proceeds to the Issuers and the Initial Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Issuers and the Initial Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuers on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or any of the Initial Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Issuers, the Initial Guarantors and each Holder of Transfer Restricted Notes agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Notes exceeds the amount of any damages which such

Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Notes held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A. Each of the Issuers and the Initial Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Notes remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Notes in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Notes from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Notes pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters. The Holders of Transfer Restricted Notes covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Issuers.

SECTION 12. Miscellaneous.

(a) Remedies. Each of the Issuers and the Initial Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Issuers and the Initial Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Issuers nor any of the Initial Guarantors has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ or any of the Initial Guarantors’ securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Notes. The Issuers will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuers have (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Notes and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Notes (excluding any Transfer Restricted Notes held by the Issuers or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Notes being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Issuers shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)  if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Trustee under the Indenture; and

(ii)  if to the Issuers:

StoneMor Partners L.P.

3600 Horizon Blvd., Suite 100

Trevose, PA 19053

Attention: Chief Financial Officer

With a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

Attention: William M. Hartnett

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Notes; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Notes from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuers with respect to the Transfer Restricted Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

17

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STONEMOR PARTNERS L.P. By: StoneMor GP LLC, its General Partner

By:	/s/ Garry P. Herdler
Name: Garry P. Herdler
Title: Chief Financial Officer

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

By:	/s/ Garry P. Herdler
Name: Garry P. Herdler
Title: Chief Financial Officer

Alleghany Memorial Park LLC
Alleghany Memorial Park Subsidiary, Inc.
Altavista Memorial Park LLC
Altavista Memorial Park Subsidiary, Inc.
Arlington Development Company
Augusta Memorial Park Perpetual Care Company
Birchlawn Burial Park LLC
Birchlawn Burial Park Subsidiary, Inc.
Bronswood Cemetery, Inc.
Cedar Hill Funeral Home, Inc.
Cemetery Investments LLC
Cemetery Investments Subsidiary, Inc.
Cemetery Management Services, L.L.C.
Cemetery Management Services of Ohio, L.L.C.
Chapel Hill Associates, Inc.
Chapel Hill Funeral Home, Inc.
CMS West LLC
CMS West Subsidiary LLC
Columbia Memorial Park LLC
Columbia Memorial Park Subsidiary, Inc.
Cornerstone Family Insurance Services, Inc.
Cornerstone Family Services of New Jersey, Inc.
Cornerstone Family Services of West Virginia LLC
Cornerstone Funeral and Cremation Services LLC
Cornerstone Trust Management Services LLC
Covenant Acquisition LLC
Covenant Acquisition Subsidiary, Inc.
Covington Memorial Funeral Home, Inc.
Covington Memorial Gardens, Inc.
Eloise B. Kyper Funeral Home, Inc.
Forest Lawn Gardens, Inc.
Forest Lawn Memorial Chapel, Inc.
Forest Lawn Memory Gardens, Inc.
Glen Haven Memorial Park LLC
Glen Haven Memorial Park Subsidiary, Inc.
Henlopen Memorial Park LLC
Henlopen Memorial Park Subsidiary LLC
Henry Memorial Park LLC
Henry Memorial Park Subsidiary, Inc.
Juniata Memorial Park LLC
KIRIS LLC
KIRIS Subsidiary, Inc.
Kirk & Nice, Inc.
Kirk & Nice Suburban Chapel, Inc.
Lakewood/Hamilton Cemetery LLC
Lakewood/Hamilton Cemetery Subsidiary, Inc.
Lakewood Memory Gardens South LLC
Lakewood Memory Gardens South Subsidiary, Inc.
Laurel Hill Memorial Park LLC
Laurel Hill Memorial Park Subsidiary, Inc.
Laurelwood Holding Company
Legacy Estates, Inc.
Loewen [Virginia] LLC
Loewen [Virginia] Subsidiary, Inc.
Lorraine Park Cemetery LLC

Lorraine Park Cemetery Subsidiary, Inc.
Modern Park Development LLC
Modern Park Development Subsidiary, Inc.
Oak Hill Cemetery LLC
Oak Hill Cemetery Subsidiary, Inc.
Osiris Holding Finance Company
Osiris Holding of Maryland LLC
Osiris Holding of Maryland Subsidiary, Inc.
Osiris Holding of Pennsylvania LLC
Osiris Holding of Rhode Island LLC
Osiris Holding of Rhode Island Subsidiary, Inc.
Osiris Management, Inc.
Osiris Telemarketing Corp.
Perpetual Gardens.Com, Inc.
Plymouth Warehouse Facilities LLC
Prince George Cemetery Corporation
PVD Acquisitions LLC
PVD Acquisitions Subsidiary, Inc.
Rockbridge Memorial Gardens LLC
Rockbridge Memorial Gardens Subsidiary Company
Rolling Green Memorial Park LLC
Rose Lawn Cemeteries LLC
Rose Lawn Cemeteries Subsidiary, Incorporated
Roselawn Development LLC
Roselawn Development Subsidiary Corporation
Russell Memorial Cemetery LLC
Russell Memorial Cemetery Subsidiary, Inc.
Shenandoah Memorial Park LLC
Shenandoah Memorial Park Subsidiary, Inc.
Sierra View Memorial Park
Southern Memorial Sales LLC
Southern Memorial Sales Subsidiary, Inc.
Springhill Memory Gardens LLC
Springhill Memory Gardens Subsidiary, Inc.
Star City Memorial Sales LLC
Star City Memorial Sales Subsidiary, Inc.
Stephen R. Haky Funeral Home, Inc.
Stitham LLC
Stitham Subsidiary, Incorporated
StoneMor Alabama LLC
StoneMor Alabama Subsidiary, Inc.
StoneMor Arkansas Subsidiary LLC
StoneMor California, Inc.
StoneMor California Subsidiary, Inc.
StoneMor Cemetery Products LLC
StoneMor Colorado LLC
StoneMor Colorado Subsidiary LLC
StoneMor Florida LLC
StoneMor Florida Subsidiary LLC
StoneMor Georgia LLC
StoneMor Georgia Subsidiary, Inc.
StoneMor Hawaiian Joint Venture Group LLC
StoneMor Hawaii LLC
StoneMor Hawaii Subsidiary, Inc.
StoneMor Holding of Pennsylvania LLC
StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC
StoneMor Indiana LLC
StoneMor Indiana Subsidiary LLC
StoneMor Iowa LLC
StoneMor Iowa Subsidiary LLC
StoneMor Kansas LLC
StoneMor Kansas Subsidiary LLC
StoneMor Kentucky LLC
StoneMor Kentucky Subsidiary LLC
StoneMor Michigan LLC
StoneMor Michigan Subsidiary LLC
StoneMor Mississippi LLC
StoneMor Mississippi Subsidiary LLC
StoneMor Missouri LLC
StoneMor Missouri Subsidiary LLC
StoneMor North Carolina LLC
StoneMor North Carolina Subsidiary LLC
StoneMor North Carolina Funeral Services, Inc.
StoneMor Ohio LLC
StoneMor Ohio Subsidiary, Inc.
StoneMor Oklahoma LLC
StoneMor Oklahoma Subsidiary LLC
StoneMor Operating LLC
StoneMor Oregon LLC
StoneMor Oregon Subsidiary LLC
StoneMor Pennsylvania LLC
StoneMor Pennsylvania Subsidiary LLC
StoneMor Puerto Rico LLC
StoneMor Puerto Rico Cemetery and Funeral, Inc.
StoneMor Puerto Rico Subsidiary LLC
StoneMor South Carolina LLC
StoneMor South Carolina Subsidiary LLC
StoneMor Tennessee Subsidiary, Inc.
StoneMor Washington, Inc.
StoneMor Washington Subsidiary LLC
StoneMor Wisconsin LLC
StoneMor Wisconsin Subsidiary LLC
Sunset Memorial Gardens LLC
Sunset Memorial Gardens Subsidiary, Inc.
Sunset Memorial Park LLC
Sunset Memorial Park Subsidiary, Inc.
Temple Hill LLC
Temple Hill Subsidiary Corporation
The Valhalla Cemetery Company LLC
The Valhalla Cemetery Subsidiary Corporation
Tioga County Memorial Gardens LLC
Virginia Memorial Service LLC
Virginia Memorial Service Subsidiary Corporation
WNCI LLC
W N C Subsidiary, Inc.
Wicomico Memorial Parks LLC
Wicomico Memorial Parks Subsidiary, Inc.
Willowbrook Management Corp.
Woodlawn Memorial Park Subsidiary LLC

By:	/s/ Garry P. Herdler
Name: Garry P. Herdler
Title: Chief Financial Officer of each Guarantor named above, signing on behalf of each Guarantor independently

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

FPA New Income Inc.

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

By:	/s/ E. Lake Setzler III
Name: E. Lake Setzler III
Title: Treasurer

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

FPA Flexible Fixed Income, a Series of FPA Funds Trust

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: President

By:	/s/ E. Lake Setzler III
Name: E. Lake Setzler III
Title: Treasurer

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Source Capital, Inc.

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: President

By:	/s/ E. Lake Setzler III
Name: E. Lake Setzler III
Title: Treasurer

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Academy of Motion Picture Arts and Sciences

By:	FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Morningstar Defensive Bond Fund

By:	First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Motion Picture Industry Health Plan (Active)

By:	First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Motion Picture Industry Individual Account Plan

By:	First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Motion Picture Industry Health Plan (Retiree)

By:	First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Hudson East River Systems, LLC (f/k/a New York-Presbyterian Hospital)

By:	First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

The Health Plan of the Upper Ohio Valley Inc.

By:	First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

SAG-AFTRA Health Plan

By:	First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

The Nature Conservancy

By:	First Pacific Advisors, LP, its investment manager

By: FPA GP, Inc.
Its: General Partner

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Director

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Redwood Master Fund, Ltd

By:	/s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: Co-CEO

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Redwood Opportunity Master Fund Ltd

By:	/s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: Co-CEO

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

CORBIN OPPORTUNITY FUND, L.P.

By: Corbin Capital Partners, L.P. its investment manager

By:	/s/ Steve Carlino
Name: Steve Carlino
Title: CFO

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

PONTUS HOLDINGS LTD.

By:	/s/ Russell Bryant
	Name:	Russell Bryant
	Title:	Chief Financial Officer
Quadrant Capital Advisors, Inc.
Investment Advisor to Pontus Holdings Ltd.

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

KNIGHTHEAD (NY) FUND, LP

BY:	Knighthead Capital Management, LLC, Its Investment Advisor

By:	/s/ Laura Torrado
	Name:	Laura Torrado
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

KNIGHTHEAD ANNUITY & LIFE ASSURANCE COMPANY

BY:	Knighthead Capital Management, LLC, Its Investment Advisor

By:	/s/ Laura Torrado
	Name:	Laura Torrado
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

KNIGHTHEAD MASTER FUND, LP

BY: Knighthead Capital Management, LLC, Its Investment Manager

By:	/s/ Laura Torrado
Name: Laura Torrado
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Goldman Sachs & Co. LLC

By:	/s/ Lee D. Becker
Name: Lee D. Becker
Title: Managing Director

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Arbour Lane - TX, L.P.

By:	/s/ Kenneth Hoffman
Name: Kenneth Hoffman
Title: Partner

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Farallon Capital Partners, L.P.

By:	/s/ Rajiv A. Patel
Name: Rajiv A. Patel
Title: Managing Member

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Farallon Capital Institutional Partners, L.P.

By:	/s/ Rajiv A. Patel
Name: Rajiv A. Patel
Title: Managing Member

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Four Crossings Institutional Partners V, L.P.

By:	/s/ Rajiv A. Patel
Name: Rajiv A. Patel
Title: Managing Member

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Farallon Capital Institutional Partners II, L.P.

By:	/s/ Rajiv A. Patel
Name: Rajiv A. Patel
Title: Managing Member

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Farallon Capital Offshore Investors II, L.P.

By:	/s/ Rajiv A. Patel
Name: Rajiv A. Patel
Title: Managing Member

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Farallon Capital F5 Master I, L.P.

By:	/s/ Rajiv A. Patel
Name: Rajiv A. Patel
Title: Managing Member

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Farallon Capital (AM) Investors, L.P.

By:	/s/ Rajiv A. Patel
Name: Rajiv A. Patel
Title: Managing Member

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Farallon Capital Institutional Partners III, L.P.

By:	/s/ Rajiv A. Patel
Name: Rajiv A. Patel
Title: Managing Member

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

FS Global Credit Opportunities Fund

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: CFO

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

The Mangrove Partners Master Fund, Ltd.

By:	/s/ Ward Dietrich
Name: Ward Dietrich
Title: Authorized Person

[Signature Page to Registration Rights Agreement]

SCHEDULE A

The Initial Guarantors

ALLEGHANY MEMORIAL PARK LLC
ALLEGHANY MEMORIAL PARK SUBSIDIARY, INC.
ALTAVISTA MEMORIAL PARK LLC
ALTAVISTA MEMORIAL PARK SUBSIDIARY, INC.
ARLINGTON DEVELOPMENT COMPANY
AUGUSTA MEMORIAL PARK PERPETUAL CARE COMPANY
BIRCHLAWN BURIAL PARK LLC
BIRCHLAWN BURIAL PARK SUBSIDIARY, INC.
BRONSWOOD CEMETERY, INC.
CEDAR HILL FUNERAL HOME, INC.
CEMETERY INVESTMENTS LLC
CEMETERY INVESTMENTS SUBSIDIARY, INC.
CEMETERY MANAGEMENT SERVICES, L.L.C.
CEMETERY MANAGEMENT SERVICES OF OHIO, L.L.C.
CHAPEL HILL ASSOCIATES, INC.
CHAPEL HILL FUNERAL HOME, INC.
CMS WEST LLC
CMS WEST SUBSIDIARY LLC
COLUMBIA MEMORIAL PARK LLC
COLUMBIA MEMORIAL PARK SUBSIDIARY, INC.
CORNERSTONE FAMILY INSURANCE SERVICES, INC.
CORNERSTONE FAMILY SERVICES OF NEW JERSEY, INC.
CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA LLC
CORNERSTONE FUNERAL AND CREMATION SERVICES LLC
CORNERSTONE TRUST MANAGEMENT SERVICES LLC
COVENANT ACQUISITION LLC
COVENANT ACQUISITION SUBSIDIARY, INC.
COVINGTON MEMORIAL FUNERAL HOME, INC.
COVINGTON MEMORIAL GARDENS, INC.
ELOISE B. KYPER FUNERAL HOME, INC.
FOREST LAWN GARDENS, INC.
FOREST LAWN MEMORIAL CHAPEL, INC.
FOREST LAWN MEMORY GARDENS, INC.
GLEN HAVEN MEMORIAL PARK LLC
GLEN HAVEN MEMORIAL PARK SUBSIDIARY, INC.
HENLOPEN MEMORIAL PARK LLC
HENLOPEN MEMORIAL PARK SUBSIDIARY LLC
HENRY MEMORIAL PARK LLC
HENRY MEMORIAL PARK SUBSIDIARY, INC.
JUNIATA MEMORIAL PARK LLC
KIRIS LLC
KIRIS SUBSIDIARY, INC.
KIRK & NICE, INC.
KIRK & NICE SUBURBAN CHAPEL, INC.
LAKEWOOD/HAMILTON CEMETERY LLC
LAKEWOOD/HAMILTON CEMETERY SUBSIDIARY, INC.
LAKEWOOD MEMORY GARDENS SOUTH LLC
LAKEWOOD MEMORY GARDENS SOUTH SUBSIDIARY, INC.
LAUREL HILL MEMORIAL PARK LLC
LAUREL HILL MEMORIAL PARK SUBSIDIARY, INC.
LAURELWOOD HOLDING COMPANY
LEGACY ESTATES, INC.
LOEWEN [VIRGINIA] LLC

LOEWEN [VIRGINIA] SUBSIDIARY, INC.
LORRAINE PARK CEMETERY LLC
LORRAINE PARK CEMETERY SUBSIDIARY, INC.
MODERN PARK DEVELOPMENT LLC
MODERN PARK DEVELOPMENT SUBSIDIARY, INC.
OAK HILL CEMETERY LLC
OAK HILL CEMETERY SUBSIDIARY, INC.
OSIRIS HOLDING FINANCE COMPANY
OSIRIS HOLDING OF MARYLAND LLC
OSIRIS HOLDING OF MARYLAND SUBSIDIARY, INC.
OSIRIS HOLDING OF PENNSYLVANIA LLC
OSIRIS HOLDING OF RHODE ISLAND LLC
OSIRIS HOLDING OF RHODE ISLAND SUBSIDIARY, INC.
OSIRIS MANAGEMENT, INC.
OSIRIS TELEMARKETING CORP.
PERPETUAL GARDENS.COM, INC.
PLYMOUTH WAREHOUSE FACILITIES LLC
PRINCE GEORGE CEMETERY CORPORATION
PVD ACQUISITIONS LLC
PVD ACQUISITIONS SUBSIDIARY, INC.
ROCKBRIDGE MEMORIAL GARDENS LLC
ROCKBRIDGE MEMORIAL GARDENS SUBSIDIARY COMPANY
ROLLING GREEN MEMORIAL PARK LLC
ROSE LAWN CEMETERIES LLC
ROSE LAWN CEMETERIES SUBSIDIARY, INCORPORATED
ROSELAWN DEVELOPMENT LLC
ROSELAWN DEVELOPMENT SUBSIDIARY CORPORATION
RUSSELL MEMORIAL CEMETERY LLC
RUSSELL MEMORIAL CEMETERY SUBSIDIARY, INC.
SHENANDOAH MEMORIAL PARK LLC
SHENANDOAH MEMORIAL PARK SUBSIDIARY, INC.
SIERRA VIEW MEMORIAL PARK
SOUTHERN MEMORIAL SALES LLC
SOUTHERN MEMORIAL SALES SUBSIDIARY, INC.
SPRINGHILL MEMORY GARDENS LLC
SPRINGHILL MEMORY GARDENS SUBSIDIARY, INC.
STAR CITY MEMORIAL SALES LLC
STAR CITY MEMORIAL SALES SUBSIDIARY, INC.
STEPHEN R. HAKY FUNERAL HOME, INC.
STITHAM LLC
STITHAM SUBSIDIARY, INCORPORATED
STONEMOR ALABAMA LLC
STONEMOR ALABAMA SUBSIDIARY, INC.
STONEMOR ARKANSAS SUBSIDIARY LLC
STONEMOR CALIFORNIA, INC.
STONEMOR CALIFORNIA SUBSIDIARY, INC.
STONEMOR CEMETERY PRODUCTS LLC
STONEMOR COLORADO LLC
STONEMOR COLORADO SUBSIDIARY LLC
STONEMOR FLORIDA LLC
STONEMOR FLORIDA SUBSIDIARY LLC
STONEMOR GEORGIA LLC
STONEMOR GEORGIA SUBSIDIARY, INC.
STONEMOR HAWAIIAN JOINT VENTURE GROUP LLC
STONEMOR HAWAII LLC
STONEMOR HAWAII SUBSIDIARY, INC.

STONEMOR HOLDING OF PENNSYLVANIA LLC
STONEMOR ILLINOIS LLC
STONEMOR ILLINOIS SUBSIDIARY LLC
STONEMOR INDIANA LLC
STONEMOR INDIANA SUBSIDIARY LLC
STONEMOR IOWA LLC
STONEMOR IOWA SUBSIDIARY LLC
STONEMOR KANSAS LLC
STONEMOR KANSAS SUBSIDIARY LLC
STONEMOR KENTUCKY LLC
STONEMOR KENTUCKY SUBSIDIARY LLC
STONEMOR MICHIGAN LLC
STONEMOR MICHIGAN SUBSIDIARY LLC
STONEMOR MISSISSIPPI LLC
STONEMOR MISSISSIPPI SUBSIDIARY LLC
STONEMOR MISSOURI LLC
STONEMOR MISSOURI SUBSIDIARY LLC
STONEMOR NORTH CAROLINA LLC
STONEMOR NORTH CAROLINA SUBSIDIARY LLC
STONEMOR NORTH CAROLINA FUNERAL SERVICES, INC.
STONEMOR OHIO LLC
STONEMOR OHIO SUBSIDIARY, INC.
STONEMOR OKLAHOMA LLC
STONEMOR OKLAHOMA SUBSIDIARY LLC
STONEMOR OPERATING LLC
STONEMOR OREGON LLC
STONEMOR OREGON SUBSIDIARY LLC
STONEMOR PENNSYLVANIA LLC
STONEMOR PENNSYLVANIA SUBSIDIARY LLC
STONEMOR PUERTO RICO LLC
STONEMOR PUERTO RICO CEMETERY AND FUNERAL, INC.
STONEMOR PUERTO RICO SUBSIDIARY LLC
STONEMOR SOUTH CAROLINA LLC
STONEMOR SOUTH CAROLINA SUBSIDIARY LLC
STONEMOR TENNESSEE SUBSIDIARY, INC.
STONEMOR WASHINGTON, INC.
STONEMOR WASHINGTON SUBSIDIARY LLC
STONEMOR WISCONSIN LLC
STONEMOR WISCONSIN SUBSIDIARY LLC
SUNSET MEMORIAL GARDENS LLC
SUNSET MEMORIAL GARDENS SUBSIDIARY, INC.
SUNSET MEMORIAL PARK LLC
SUNSET MEMORIAL PARK SUBSIDIARY, INC.
TEMPLE HILL LLC
TEMPLE HILL SUBSIDIARY CORPORATION
THE VALHALLA CEMETERY COMPANY LLC
THE VALHALLA CEMETERY SUBSIDIARY CORPORATION
TIOGA COUNTY MEMORIAL GARDENS LLC
VIRGINIA MEMORIAL SERVICE LLC
VIRGINIA MEMORIAL SERVICE SUBSIDIARY CORPORATION
WNCI LLC
W N C SUBSIDIARY, INC.
WICOMICO MEMORIAL PARKS LLC
WICOMICO MEMORIAL PARKS SUBSIDIARY, INC.
WILLOWBROOK MANAGEMENT CORP.
WOODLAWN MEMORIAL PARK SUBSIDIARY LLC

SCHEDULE B

The Initial Purchasers

FPA New Income Inc.

FPA Flexible Fixed Income, a Series of FPA Funds Trust

Source Capital, Inc.

Academy of Motion Picture Arts and Sciences

Morningstar Defensive Bond Fund

Motion Picture Industry Health Plan (Active)

Motion Picture Industry Individual Account Plan

Motion Picture Industry Health Plan (Retiree)

Hudson East River Systems, LLC (f/k/a New York-Presbyterian Hospital)

The Health Plan of the Upper Ohio Valley Inc.

SAG-AFTRA Health Plan

Nature Conservancy

Redwood Master Fund, Ltd.

Redwood Opportunity Master Fund, Ltd

Corbin Opportunity Fund, L.P.

Pontus Holdings, Ltd.

Knighthead (NY) Fund L.P.

Knighthead Annuity & Life Assurance Company

Knighthead Master Fund, L.P.

Goldman Sachs & Co. LLC

Arbour Lane - TX, L.P.

Farallon Capital Partners, L.P.

Farallon Capital Institutional Partners, L.P.

Four Crossings Institutional Partners V, L.P.

Farallon Capital Institutional Partners II, L.P.

Farallon Capital Offshore Investors II, L.P.

Farallon Capital F5 Master I, L.P.

Farallon Capital (AM) Investors, L.P.

Farallon Capital Institutional Partners III, L.P.

FS Global Credit Opportunities Fund

The Mangrove Partners Master Fund, Ltd.

B-1